     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2001.
                                                      REGISTRATION NO. 333-55634
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 Pre-Effective
                                Amendment No. 1
                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                            ATRIX LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                     84-1043826
  (STATE OR OTHER JURISDICTION                       (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                                BRIAN G. RICHMOND
                CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
                            ATRIX LABORATORIES, INC.
                               2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   COPIES TO:
                             WARREN L. TROUPE, ESQ.
                               BRIAN V. CAID, ESQ.
                             MORRISON & FOERSTER LLP
                       370 SEVENTEENTH STREET, SUITE 5200
                             DENVER, COLORADO 80202
                                 (303) 592-1500

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



PROSPECTUS


                   SUBJECT TO COMPLETION, DATED JUNE 5, 2001




                                4,000,000 SHARES



                            ATRIX LABORATORIES, INC.



                                  COMMON STOCK


         We may from time to time offer and sell up to 4,000,000 shares of our common stock, par value $0.001 per share. We may offer these shares in one or more offerings in amounts, at prices and on terms determined at the time of the offering. The specific terms will be contained in one or more supplements to this prospectus. Read this prospectus and any prospectus supplement carefully before you invest.

         Our common stock is quoted on the Nasdaq National Market under the symbol "ATRX."

                                ----------------


         INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE "RISK FACTORS" ON PAGE 3.

                                ----------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                                  June 5, 2001

                                TABLE OF CONTENTS

About This Prospectus......................................................   1
Where You Can Find More Information........................................   1
Atrix Laboratories, Inc....................................................   2
Recent Developments........................................................   3
Risk Factors...............................................................   3
Use of Proceeds............................................................   3
Description of Capital Stock...............................................   4
Plan of Distribution.......................................................  12
Legal Matters..............................................................  14
Experts....................................................................  14

                                ----------------


         YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE WILL NOT MAKE AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a "shelf" registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell up to 4,000,000 shares of our common stock from time to time in one or more offerings. This prospectus only provides you with a general description of the common stock we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement will also contain, with respect to the offering, the name of any underwriters, dealers or agents, the compensation to any underwriters and the net proceeds to us. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading "Where You Can Find More Information."

         We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference rooms at the following addresses:

      450 Fifth Street, N.W.              Seven World Trade Center             500 West Madison Street
            Room 1024                            13th Floor                           Suite 1400
       Washington, DC 20549               New York, New York 10048             Chicago, Illinois 60661


         Please call the SEC at 1-800-SEC-0330 for more information about their public reference rooms and their copy charges. Our SEC filings and other information concerning us are also available at The National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.


         The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

         We are incorporating by reference the following documents that we have previously filed with the SEC:


         1. Our Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 14, 2001, and Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on May 31, 2001,





         2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the SEC on April 26, 2001,

         3. Our Current Report on Form 8-K dated December 29, 2000, filed with the SEC on January 9, 2001,

         4. Our Current Report on Form 8-K dated December 29, 2000, filed with the SEC on February 23, 2001,

         5. Our Current Report on Form 8-K dated April 20, 2001, filed with the SEC on April 24, 2001,



         6. The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 12, 1990, including any amendments or reports filed with the SEC for the purpose of updating such description, and



         7. The description of our Series A Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on October 1, 1998, including any amendments or reports filed with the SEC for the purpose of updating such description.



         We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. In no event, however, will any of the information that we disclose under Item 9 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this prospectus.



         You may obtain a copy of any of the documents referred to above, including exhibits specifically incorporated by reference in those documents, without charge by written or oral request directed to Atrix Laboratories, Inc.,
Attention: Corporate Secretary, 2579 Midpoint Drive, Fort Collins, Colorado 80525, telephone number (970) 482-5868 and facsimile number (970) 482-1152. We maintain a web site at www.atrixlabs.com. The reference to our web site does not constitute incorporation by reference of the information contained at the site.


                            ATRIX LABORATORIES, INC.


         We were formed in August 1986 as a Delaware corporation. In November 1998, we acquired ViroTex Corporation through the merger of our wholly owned subsidiary, Atrix Acquisition Corporation, with and into ViroTex. In June 1999, we organized our wholly owned registered subsidiary Atrix Laboratories Limited, which is based in London, England. In February 2000, we organized our wholly owned registered subsidiary Atrix Laboratories GmbH, which is based in Frankfurt, Germany, to conduct our European operations. In June 2000, we entered into a research joint venture, Transmucosal Technologies Ltd. with Elan International Services, Ltd., a wholly owned subsidiary of Elan Corporation, plc.



         We are an emerging specialty pharmaceutical company focused on advanced drug delivery. With five patented drug delivery technologies, we are currently developing a diverse portfolio of products, including proprietary oncology, pain management and dermatology products. We also partner with large pharmaceutical and biotechnology companies to apply our proprietary technologies to new chemical entities or to extend the patent life of existing products.




         Unless the context indicates otherwise, the terms "we," "our," "us" and "Atrix" are used in this prospectus for purposes of convenience and are intended to refer to Atrix Laboratories, Inc. and its subsidiaries. Our principal executive offices are located at 2579 Midpoint Drive, Fort Collins, Colorado, our telephone number is (970) 482-5868, and our facsimile number is (970) 482-1152.

                               RECENT DEVELOPMENTS

         Please see the applicable prospectus supplement and our recent public filings for recent developments.

                                  RISK FACTORS

         You should carefully consider the risks involved before you invest in our securities. These risks include, but are not limited to, any risks that may be described in other filings we make with the SEC and in the prospectus supplements relating to specific offerings of securities.

                                 USE OF PROCEEDS

         Unless the applicable prospectus supplement states otherwise, the net proceeds we receive from the sale of the common stock offered by this prospectus will be used for general corporate purposes, which may include:

         - funding the development and growth of our product offerings and business,

         -        repaying indebtedness that we may incur from time to time,


         - financing potential acquisitions of complementary businesses, assets and technologies that we may consider from time to time, and


         -        general working capital.

         Pending these uses, we may temporarily use the net proceeds to make short-term investments or reduce short-term borrowings.

                          DESCRIPTION OF CAPITAL STOCK

         The following is a general description of our capital stock. The terms of our certificate of incorporation and bylaws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

AUTHORIZED CAPITAL STOCK


         As of the date of this prospectus, we are authorized to issue a total of 50,000,000 shares of our capital stock. Each share has a par value of $.001 per share. Of the authorized amount, 45,000,000 of the shares are common stock and 5,000,000 are shares of preferred stock.



         Our Board of Directors may, without further action by our stockholders, issue a series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by us. Of the 5,000,000 authorized shares of preferred stock, 200,000 shares have been designated as Series A Preferred Stock, and 20,000 shares have been designated as Series A Convertible Exchangeable Preferred Stock.



         As of May 31, 2001, there were 15,165,839 shares of common stock issued and outstanding. As of such date, no shares of Series A Preferred were issued or outstanding, and 12,015 shares of Series A Convertible Exchangeable Preferred were issued and outstanding.


COMMON STOCK

         GENERAL. Each share of our common stock has identical rights and privileges in every respect. Holders of our common stock do not have any preferences or any preemptive, conversion or exchange rights. All of our outstanding shares of common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq National Market under the symbol "ATRX."

         VOTING RIGHTS. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. Our certificate of incorporation provides for cumulative voting for the election of directors on or after the date on which we become aware that any stockholder has become the beneficial owner, directly or indirectly, of 30% or more of our outstanding shares of capital stock entitled to vote generally in the election of directors. Our certificate of incorporation also provides that our Board of Directors consists of three classes. The members of each class serve three-year staggered terms with one class elected at each annual meeting of stockholders.

         DIVIDENDS. Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, or the restrictions set forth in any applicable indentures, the holders of common stock are entitled to participate equally in dividends, payable in cash, stock or otherwise, as may be declared by our Board of Directors out of any funds legally available for the payment of dividends.

         LIQUIDATION AND DISTRIBUTION. If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution ratably in proportion to the number of shares of common stock held by them.

         TRANSFER AGENT AND REGISTRAR. The principal transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SERIES A CONVERTIBLE EXCHANGEABLE PREFERRED STOCK


         DIVIDENDS. Each share of Series A Convertible Exchangeable Preferred Stock is entitled to receive a mandatory dividend equal to 7% per year of the original issue price of $1,000 per share. This dividend is payable semi-annually on each succeeding six-month anniversary of the first issuance of Series A Convertible Exchangeable Preferred solely by the issuance of additional shares of Series A Convertible Exchangeable Preferred, at a price per share equal to $1,000, and not in cash, compounding to commence six months after the original issuance of Series A Convertible Exchangeable Preferred. Such dividend may include the issuance of fractional shares of Series A Convertible Exchangeable Preferred. In addition, when and if our Board of Directors declares a dividend or distribution payable with respect to our outstanding shares of common stock, the holders of the Series A Convertible Exchangeable Preferred will be entitled to the amount of dividends per share in the same form as such common stock dividends that would be payable on the largest number of whole shares of common stock into which a holder's aggregate shares of Series A Convertible Exchangeable Preferred could then be converted.


         SENIORITY; LIQUIDATION PREFERENCE. We may not issue any additional classes or series of preferred stock with a liquidation preference, dividend or other rights senior to or pari passu to the Series A Convertible Exchangeable Preferred, except with the prior approval of the holders of at least a majority of the then-outstanding shares of Series A Convertible Exchangeable Preferred voting separately as a series. In the event of any liquidation, dissolution or winding-up of the affairs of Atrix before any payment of cash or distribution of other property is made to the holders of our common stock or any other class or series of stock subordinate in liquidation preference to the Series A Convertible Exchangeable Preferred, the holders of the Series A Convertible Exchangeable Preferred will be entitled to receive out of the assets of Atrix legally available for distribution to our stockholders, the original issue price per share of $1,000 (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Convertible Exchangeable Preferred after issuance) and accrued and unpaid dividends thereon.

         If, upon any liquidation, dissolution or winding up, our assets available for distribution to our stockholders are insufficient to pay the holders of the Series A Convertible Exchangeable Preferred the full amounts to which they are entitled, the holders of the Series A Convertible Exchangeable Preferred will share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full as described in the preceding paragraph. After the distributions described in the preceding sentence have been paid, subject to the rights of other series of preferred stock that may from time to time be issued, our remaining assets available for distribution to our stockholders will be distributed among the holders of our common stock pro rata based on the number of shares of common stock held by each holder.

         CONVERSION. Each share of Series A Convertible Exchangeable Preferred is convertible, at the option of the holder, at any time after the date that is two years after the issuance thereof and before the date that is six years after the first issuance thereof, into such number of fully paid and non-assessable shares of common stock (or successor securities) as is determined by dividing
(x) the sum of the original issue price of such share of Series A Convertible Exchangeable Preferred and any accrued but unpaid dividends thereon by (y) the Series A Conversion Price, which is initially $18.00 and is subject to adjustment as described below. Notwithstanding the above, in the case of a merger or consolidation of Atrix with or into another entity as a consequence of which Elan International Services, Ltd., or EIS, will own 50% or less of the equity of the survivor of such merger or consolidation than EIS did of Atrix prior thereto or the sale of our common stock in a firm commitment underwritten public offering, then at our option, the outstanding shares of the Series A Convertible Exchangeable Preferred then held by the original holder of the Series A Convertible Exchangeable Preferred or any of its affiliates will, immediately prior to the consummation thereof be converted into the same number of shares of common stock into which such shares are then convertible. No fractional shares of common stock will be issued upon conversion of the Series A Convertible Exchangeable Preferred.

         If the Series A Convertible Exchangeable Preferred is converted into common stock pursuant to the preceding sentence, the common stock delivered upon such conversion will have the benefit of the exchange right identical to that with respect to the Series A Convertible Exchangeable Preferred so converted, as described below. In all other circumstances of conversion, such exchange right will automatically terminate. If EIS's ownership of common stock will exceed 19.9% of the issued and outstanding shares of our common stock on a fully diluted basis upon conversion of the Series A Convertible Exchangeable Preferred, EIS will to the extent of such excess be entitled to receive non-voting securities of Atrix.

         ANTI-DILUTION PROTECTION. If we issue any additional shares of common stock (excluding shares issued (1) in connection with a stock split or subdivision, (2) upon conversion of our preferred stock, (3) to employees, consultants or directors in accordance with plans approved by our Board of Directors, (4) under our Employee Stock Purchase Plan and (5) upon conversion of our 7% Convertible Subordinated Notes due 2004) without consideration or for a consideration per share less than the fair market value (as defined in our certificate of incorporation) per share on such date, the conversion price in effect immediately prior to each such issuance will be adjusted on a weighted average basis, as further described in our certificate of incorporation. The number of shares into which the Series A Convertible Exchangeable Preferred are convertible at any time will be proportionately adjusted for any stock splits, subdivisions or combinations, stock or certain other dividends or distributions and recapitalizations.

         EXCHANGE RIGHT. At any time prior to the sixth anniversary of the first issuance of the Series A Convertible Exchangeable Preferred, the original purchaser (or any of its affiliates) of the Series A Convertible Exchangeable Preferred may exchange all of the shares of Series A Convertible Exchangeable Preferred but not any accrued and unpaid dividends thereon for 3,612 convertible preferred shares (as adjusted for any combinations or divisions or similar recapitalizations) of Atrix Newco, Ltd., a Bermuda exempted limited liability company, held by Atrix convertible into 30.1% of Atrix Newco's common shares on a fully diluted basis (or, if we have converted the Atrix Newco convertible preferred shares pursuant to the terms thereof, the common shares of Atrix Newco issued upon such conversion). If the original purchaser exercises the exchange right during the first two years after the issuance of the Series A Convertible Exchangeable Preferred, the Atrix Newco convertible preferred shares that the original purchaser will receive from us will be shares of non-voting convertible preferred stock of Atrix Newco. Upon exercise of the exchange right, all shares of Series A Convertible Exchangeable Preferred originally purchased from us, excluding accrued and unpaid dividends thereon, will be canceled and will no longer be entitled to any rights in Atrix.

         MANDATORY REDEMPTION. On the date that is six years after the date of the first issuance of shares of Series A Convertible Exchangeable Preferred, we will, at our option, either (1) redeem the shares of Series A Convertible Exchangeable Preferred in cash in an amount equal to the then-applicable liquidation preference or (2) redeem the shares of Series A Convertible Exchangeable Preferred in shares of common stock having a then fair market value equal to the liquidation preference.

         VOTING RIGHTS; PROTECTIVE PROVISIONS. Holders of Series A Convertible Exchangeable Preferred will not be entitled to vote together with the holders of the common stock, including with respect to the election of our directors, other than as described in the following sentence. Subject to the rights of any series of preferred stock that may from time to time come into existence, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Convertible Exchangeable Preferred, voting separately as a series, we may not:

         - amend our certificate of incorporation to alter or change the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Convertible Exchangeable Preferred so as to affect adversely such shares,

         - change the rights of the holders of the Series A Convertible Exchangeable Preferred in any other respect, or

         - amend our certificate of incorporation so as to create any additional classes or series of preferred stock with a liquidation preference, dividend or other rights senior to the Series A Convertible Exchangeable Preferred.

         STATUS OF CONVERTED STOCK. If any shares of Series A Convertible Exchangeable Preferred are converted or exchanged as described above, the shares so converted or exchanged will be canceled and will not be reissuable by Atrix. Our certificate of incorporation will be appropriately amended to effect the corresponding reduction in our authorized capital stock.

RIGHTS AGREEMENT

         The following summary highlights certain provisions of a Rights Agreement between American Stock Transfer & Trust Company, as rights agent, and us, dated as of September 25, 1998, as amended from time to time, and our certificate of incorporation. Because the terms of these documents are more detailed than the general information provided below, you should carefully consider the actual provisions of these documents.

         RIGHTS. On September 25, 1998 our Board of Directors declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on September 25, 1998, and authorized the issuance of one right with each share of common stock issued (including shares distributed from treasury) by us thereafter and before the Distribution Date defined below. Each right entitles the registered holder to purchase from us one one-hundredth of a share, or a Unit, of Series A Preferred, at a purchase price of $67.50 per Unit, subject to adjustment.

         Initially, the rights attach to all certificates representing shares of outstanding common stock, and no separate rights certificates will be distributed. The rights will separate from the common stock, and the "Distribution Date" will occur upon the earlier of (1) ten business days following a public announcement that a person or group of affiliated or associated persons, or an acquiring person, has acquired or otherwise obtained beneficial ownership of 15% or more of the then outstanding shares of our common stock, and (2) ten business days (or such later date as may be determined by action of our Board of Directors prior to such time as any person becomes an acquiring person) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of the then outstanding shares of our common stock.

         Until the Distribution Date, (1) the rights will be evidenced by common stock certificates and will be transferred with and only with such common stock certificates, (2) common stock certificates issued after September 25, 1998 (also including shares distributed from treasury) will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates representing outstanding common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

         The rights are not exercisable until the Distribution Date and will expire at the close of business on September 25, 2008 unless earlier redeemed or exchanged by us as described below. Under certain circumstances the exercisability of the rights may be suspended. In no event, however, will the rights be exercisable prior to the expiration of the period in which the rights may be redeemed.

         As soon as practicable after the Distribution Date, rights certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will represent the rights.

         If a person becomes an acquiring person, each holder of a right will thereafter have the right to receive, upon exercise, shares of common stock (or, in certain circumstances, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of Units of Series A Preferred issuable upon exercise of a right prior to any person's becoming an acquiring person. Following the occurrence of any person's becoming an acquiring person, all rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any acquiring person will be null and void.

         If at any time following the date that any person becomes an acquiring person, (1) we are acquired in a merger or other business combination transaction and we are not the surviving corporation, (2) any person merges with us and all or part of our common stock is converted or exchanged for securities, cash or property of Atrix or any other person or (3) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights which have been voided) will have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the right.

         The purchase price payable, and the number of Units of Series A Preferred issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred, (2) if holders of the Series A Preferred are granted certain rights or warrants to subscribe for Series A Preferred or convertible securities at less than the current market price of the Series A Preferred, or (3) upon the distribution to the holders of the Series A Preferred of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We are not required to issue fractional shares of Series A Preferred (other than fractions which are integral multiples of one one-hundredth of a share of Series A Preferred which may be evidenced by depositary receipts). In lieu thereof, an adjustment in cash may be made based on the current market price of a share of Series A Preferred on the day of exercise.

         At any time until ten business days following the public announcement of a person becoming an acquiring person, a majority of our Board of Directors (including, following the date on which there is an acquiring person, the majority of our independent directors) may redeem the rights in whole, but not in part, at a price of $.01 per right (subject to adjustment in certain events) payable, at the election of the majority of our Board of Directors, including a majority of our independent directors, in cash or shares of our common stock. Immediately upon the action of a majority of our Board of Directors (including, following the date on which there is an acquiring person, a majority of our independent directors) ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

         At any time after there is an acquiring person, by action of a majority of our Board of Directors, including a majority of our independent directors, we may exchange all or part of the then outstanding and exercisable rights (other than rights that have become null and void) for shares of our common stock pursuant to a one-for-one exchange ratio, as may be adjusted.

         Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Atrix, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to our stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for Units of Series A Preferred or other consideration.

         Any of the provisions of the Rights Agreement may be amended without the approval of the holders of our common stock at any time prior to the Distribution Date, including an amendment to lower certain thresholds described above to not less than the greater of (1) the sum of .001% and the largest percentage of our outstanding shares of common stock then known to us to be beneficially owned by any person or group of affiliated or associated persons, and (2) 10%. After the Distribution Date, the provisions of the Rights Agreement may be amended to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust (1) the time period governing redemption shall be made at such time as the rights are not redeemable or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or benefiting the holders of rights. In addition, after a person becomes an acquiring person, no amendment or supplement may be made without the approval of a majority of our Board of Directors, including a majority of our independent directors.

         SERIES A PREFERRED. The Units of Series A Preferred that may be acquired upon exercise of the rights will be non-redeemable and are subordinate to our shares of Series A Convertible Exchangeable Preferred and any other shares of preferred stock that may be issued by us in the future.

         Each Unit of Series A Preferred will have a minimum preferential quarterly dividend of $.01 per Unit or any higher per share dividend declared on our common stock. In the event of liquidation, the holder of a Unit of Series A Preferred will receive a preferred liquidation payment equal to the greater of $.01 per Unit and the per share amount paid in respect of a share of our common stock.

         Each Unit of Series A Preferred will have one vote, voting together with our common stock. In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Unit of Series A Preferred will be entitled to receive the per share amount paid in respect of each share of our common stock.

         The rights of holders of the Series A Preferred with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions.

         Because of the nature of the Series A Preferred's dividend, liquidation and voting rights, the economic value of one Unit of Series A Preferred that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

         POTENTIAL ANTI-TAKEOVER EFFECT. The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our Board of Directors unless the offer is conditioned on that person or group acquiring a substantial number of rights. The rights are intended to encourage persons who may seek to acquire control of us to initiate an acquisition through negotiations with our Board of Directors. However, the effect of the rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial equity position in our equity securities or seeking to obtain control of us, even when some of our stockholders may find the transaction attractive. To the extent that any potential acquirors are deterred by the rights, the rights may have the effect of keeping our existing management in office.

PREEMPTIVE RIGHTS

         No holder of any shares of our stock has any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

PROVISIONS WHICH MAY DELAY A CHANGE OF CONTROL OF ATRIX

         Our certificate of incorporation contains certain provisions that may delay or discourage a change of control of Atrix, including provisions:

         -        establishing a classified board of directors,

         -        permitting cumulative voting in certain circumstances,

         - allowing our Board of Directors to issue and determine the rights, powers and preferences of preferred stock without any vote or further action by our stockholders,

         - establishing a process to enlarge and fill vacancies on our Board of Directors, and

         -        deterring certain self-dealing transactions.

         Certain of these provisions are designed to increase the likelihood that our Board of Directors, if presented with a proposal for a business combination or other major transaction from a third party that has acquired a block of our stock, will have sufficient time to review the proposal and possible alternatives to the proposal and to act in what it believes to be in the best interests of our stockholders. These provisions may discourage certain types of non-negotiated transactions which would result in a change of control of us and are expected to encourage persons seeking to acquire control of us to consult first with our Board of Directors to negotiate the terms of any proposed business combination or offer.

                              PLAN OF DISTRIBUTION

         We may offer and sell shares of our common stock described in this prospectus directly to purchasers or to or through underwriters, dealers or designated agents. We will name any underwriter or agent involved in the offer and sale of the shares of common stock in the applicable supplement to this prospectus. We may sell the common stock from time to time in one or more transactions:

         -        at a fixed price or prices, which may be changed,

         -        at market prices prevailing at the time of sale,

         -        at prices related to prevailing market prices, or

         -        at negotiated prices.

         We also may authorize underwriters acting as our agents to offer and sell the securities upon terms and conditions that will be described in the applicable prospectus supplement.

         If we use underwriters to assist us in the offer and sale of our common stock, the underwriters may act as our agents, and we may pay the underwriters in the form of discounts, concessions or commissions. These underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any persons whom we use to assist us in the offer and sale of our common stock may be deemed to be underwriters, and any discounts or commissions that they receive from us or from their resale of the common stock may be deemed to be underwriting discounts and commissions under the securities laws.

         Each time we use this prospectus to sell shares of our common stock, we will also provide a prospectus supplement that contains the specific terms about those shares and about the offering. We will identify in the applicable prospectus supplement any underwriter or agent that we use, as well as any compensation that these underwriters or agents will receive from us or otherwise. The prospectus supplement will also include information regarding the terms or our relationship with any underwriters or agents, their obligations with respect to that offering, and information regarding the proceeds that we will receive and our expected use of those proceeds.

         We may grant to underwriters that we use options to purchase additional shares of common stock to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the applicable prospectus supplement.

         If we use dealers to assist us in the offer and sale of the shares of our common stock, we will likely sell the securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. We will include the names of the dealers and the terms of any transactions involving the dealers in the applicable prospectus supplement.

         We may authorize agents or underwriters to solicit offers by some types of institutions to purchase shares of our common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be described in the applicable prospectus supplement.

         We may enter into agreements with underwriters, dealers and agents who agree to assist us in the offer and sale of shares of our common stock. Under these agreements, we may agree to indemnify the underwriters and their controlling persons, dealers and agents against certain liabilities, including liabilities under the securities laws. We may also agree to contribution relating to any payments that the underwriters and their controlling persons, dealers or agents may be required to make under the securities or other laws. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         Certain persons participating in an offering of our common stock may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including over-allotment, stabilizing and short-covering transactions in such securities, and the imposition of a penalty bid, in connection with the offering.

         Any underwriters, dealers or agents that assist us in the offer and sale of our common stock may engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

         The validity of the common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. As of the date of this prospectus, Morrison & Foerster LLP held options to acquire 5,000 shares of our common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

                                     EXPERTS


         The consolidated financial statements of Atrix Laboratories, Inc. incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The financial statements of Transmucosal Technologies Ltd. incorporated in this prospectus by reference from our Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by KPMG, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered are as follows:

         Securities Act Registration Fee              $ 21,875.00
         Blue Sky Fees and Expenses                     20,000.00*
         Printing and Engraving Expenses                75,000.00*
         Legal Fees and Expenses                       150,000.00*
         Accounting Fees and Expenses                   75,000.00*
         Miscellaneous .................                 8,125.00*

                  Total ................              $350,000.00*
                                                      ===========

* Estimated and subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides that directors and officers of Delaware corporations may, under certain circumstances, be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         The Registrant has implemented such indemnification provisions in its Amended and Restated Certificate of Incorporation and Bylaws which provide that officers and directors shall be entitled to be indemnified by the Registrant to the fullest extent permitted by law against all expenses, liabilities and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred in connection with any action, suit or proceeding by reason of the fact that he or she is or was an officer or director of the Registrant.

         The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

         Pursuant to the provisions of the DGCL, the Registrant has adopted provisions in its Amended and Restated Certificate of Incorporation which provide that none of the Registrant's directors shall be personally liable for monetary damages to the Registrant or its stockholders for a breach of fiduciary duty as a director, except for liability as a result of: (i) a breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) an act related to the unlawful stock repurchase or payment of a dividend under Section 174 of the DGCL, and (iv) transactions from which the director derived an improper personal benefit. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Pursuant to Section 145(g) of the DGCL the Registrant maintains insurance on behalf of the directors and officers serving at the request of the Registrant.

         We expect that any Underwriting Agreement entered into by the Registrant in connection with any offering of common stock will provide for indemnification by the underwriters specified therein of the Registrant and its officers and directors, and by the Registrant of the underwriters specified therein, for certain liabilities arising under the Securities Act or otherwise.

         The Registration Rights Agreement relating to the 7% Convertible Subordinated Notes due 2004 provides for indemnification by each of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, in specified circumstances, of the Registrant, the other initial purchasers and other selling holders, and each of their respective directors, officers, partners, employees, representatives, agents and controlling parties, and by the Registrant of the initial purchasers specified therein, their successors, assigns and direct and indirect transferees, each of their respective directors, officers, partners, employees, representatives, agents and underwriters, officers and directors of the underwriters, and each person, if any, controlling any such initial purchaser, transferee, underwriter or holder, in specified circumstances, for certain liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS.


 EXHIBIT NO.           DESCRIPTION
 -----------           -----------
      1.1*             Forms of Underwriting Agreements

      2.1              Agreement and Plan of Reorganization dated November 24, 1998 by and among Atrix
                       Laboratories, Inc., Atrix Acquisition Corporation and ViroTex Corporation (1)

      2.2              Certificate of Merger of Atrix Acquisition Corporation into ViroTex Corporation dated November 24, 1998 (1)

      4.1              Amended and Restated Certificate of Incorporation (2)

      4.2              Certificate of Amendment to Amended and Restated Certificate of Incorporation
                       filed with the Delaware Secretary of State on June 1, 2001

      4.3              Eighth Amended and Restated Bylaws (3)

      4.4              Form of Common Stock Certificate (4)

      4.5              Indenture, dated November 15, 1997, by and among the Registrant and State Street
                       Bank and Trust Company of California, N.A., as trustee thereunder (5)

      4.6              Form of Note (included in Indenture, see Exhibit 4.5)

      4.7              Rights Agreement (including form of Right Certificate, as Exhibit A, and the form of
                       Summary of Rights, as Exhibit B) (6)

      4.8              Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar
                       Investments, Limited (2)

      4.9              Registration Rights Agreement, dated as of November 15, 1997, by and among
                       Registrant and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read,
                       Inc. (5)

      4.10             Certificate of Designation of the Series A Preferred Stock filed with the State of
                       Delaware on September 25, 1998 (7)

      4.11             Certificate of Designation of Preferences and Rights of Series A Convertible
                       Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000 (8)

      4.12             Company Registration Rights Agreement, dated as of July 18, 2000, by and between Atrix
                       Laboratories, Inc. and Elan International Services, Ltd., or EIS (8)

      4.13             Warrant, dated as of July 18, 2000, issued by Atrix Laboratories, Inc. to EIS (8)

      4.14             Convertible Promissory Note, dated as of July 18, 2000, issued by Atrix Laboratories, Inc.
                       to EIS (8)

      5.1              Opinion of Morrison & Foerster LLP

     23.1              Consent of Deloitte & Touche LLP

     23.2              Consent of KPMG

     23.3              Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

     24.1**            Power of Attorney (Included on Page II-7 of the Registration Statement filed on
                       February 14, 2001)

------------------------------------
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities.


**Previously filed.



(1) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 24, 1998, as filed with the Commission on December 9, 1998 (Commission File No. 0-18231).

(2) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 24, 1999 (Commission File No. 0-18231).

(3) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 14, 2000 (Commission File No. 0-18231).

(4) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission (Commission File No. 0-18231).

(5) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997 (Commission File No. 0-18231).

(6) Incorporated by reference to Registrant's Registration Statement on Form 8-A (Commission File No. 0-18231).

(7) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998 (Commission File No. 0-18231).

(8) Incorporated by reference to Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000 (Commission File No. 0-18231).


ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on June 5, 2001.


                          ATRIX LABORATORIES, INC.



                          By:   /s/ BRIAN G. RICHMOND
                                ------------------------------------------------
                                Brian G. Richmond
                                Chief Financial Officer
                                and Assistant Secretary




         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                        TITLE                                  DATE
                  *                     Chairman of the Board and Chief Executive
____________________________________    Officer
    David R. Bethune                    (Principal Executive Officer)               June 5, 2001

/s/ BRIAN G. RICHMOND                   Chief Financial Officer and Assistant
____________________________________    Secretary (Principal Financial and
    Brian G. Richmond                   Accounting Officer)                         June 5, 2001

                  *
____________________________________    Director                                    June 5, 2001
    H. Stuart Campbell


____________________________________    Director
    Dr. D. Walter Cohen


____________________________________    Director
    Sander A. Flaum

                  *
____________________________________    Director                                    June 5, 2001
    Dr. Richard L. Jackson

/s/ C. Rodney O'Connor
____________________________________    Director                                    June 5, 2001
    C. Rodney O'Connor

                  *
____________________________________    Director                                    June 5, 2001
    John E. Urheim

                  *
____________________________________    Director                                    June 5, 2001
    Nicolas G. Bazan


--------------
* By: /s/ Brian G. Richmond
     -------------------------------
     Brian G. Richmond
     Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION
-----------        -----------
      1.1*        Forms of Underwriting Agreements

      2.1         Agreement and Plan of Reorganization dated November 24, 1998 by and among Atrix
                  Laboratories, Inc., Atrix Acquisition Corporation and ViroTex Corporation (1)

      2.2         Certificate of Merger of Atrix Acquisition Corporation into ViroTex Corporation dated
                  November 24, 1998 (1)

      4.1         Amended and Restated Certificate of Incorporation (2)

      4.2         Certificate of Amendment to Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 1, 2001

      4.3         Eighth Amended and Restated Bylaws (3)

      4.4         Form of Common Stock Certificate (4)

      4.5         Indenture, dated November 15, 1997, by and among the Registrant and State Street Bank and Trust Company of California, N.A., as trustee thereunder (5)

      4.6         Form of Note (included in Indenture, see Exhibit 4.5)

      4.7         Rights Agreement (including form of Right Certificate, as Exhibit A, and the form of
                  Summary of Rights, as Exhibit B) (6)

      4.8         Warrant to purchase 6,750 shares of Atrix Common Stock issued to Gulfstar Investments,
                  Limited (2)

      4.9         Registration Rights Agreement, dated as of November 15, 1997, by and among Registrant and NationsBanc Montgomery Securities, Inc. and SBC Warburg Dillon Read, Inc. (5)

      4.10        Certificate of Designation of the Series A Preferred Stock filed with the State of
                  Delaware on September 25, 1998 (7)

      4.11        Certificate of Designation of Preferences and Rights of Series A Convertible
                  Exchangeable Preferred Stock filed with the State of Delaware on July 18, 2000 (8)

      4.12        Company Registration Rights Agreement, dated as of July 18, 2000, by and between Atrix
                  Laboratories, Inc. and Elan International Services, Ltd., or EIS (8)

      4.13        Warrant, dated as of July 18, 2000, issued by Atrix Laboratories, Inc. to EIS (8)

      4.14        Convertible Promissory Note, dated as of July 18, 2000, issued by Atrix Laboratories, Inc.
                  to EIS (8)

      5.1         Opinion of Morrison & Foerster LLP

     23.1         Consent of Deloitte & Touche LLP

     23.2         Consent of KPMG

     23.3         Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

     24.1**       Power of Attorney (Included on Page II-7 of the Registration Statement filed on
                  February 14, 2001)

---------------
*To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the specified offering of securities.


**Previously filed.



(1) Incorporated by reference herein to Registrant's Current Report on Form 8-K dated November 24, 1998, as filed with the Commission on December 9, 1998 (Commission File No. 0-18231).

(2) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Commission on March 24, 1999 (Commission File No. 0-18231).

(3) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 14, 2000 (Commission File No. 0-18231).

(4) Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 as filed with the Commission (Commission File No. 0-18231).

(5) Incorporated by reference to Registrant's Current Report on Form 8-K dated November 6, 1997, as filed with the Commission on December 9, 1997 (Commission File No. 0-18231).

(6) Incorporated by reference to Registrant's Registration Statement on Form 8-A (Commission File No. 0-18231)

(7) Incorporated by reference to Exhibit 3.1 of Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 1, 1998 (Commission File No. 0-18231).

(8) Incorporated by reference to Registrant's Current Report on Form 8-K dated July 18, 2000, as filed with the Commission on August 4, 2000 (Commission File No. 0-18231).